                                                                            EXHIBIT 99.4

FIRST GUARANTY BANK

Post Office Box 2009
Hammond, Louisiana  70404-2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007

To the Stockholders of First Guaranty Bank:

You are cordially invited to attend the 2007 Annual Stockholders Meeting (the Meeting) of First Guaranty Bank (the Bank) which will be held in the Auditorium, First Guaranty Square, 400 East Thomas Street, Hammond, Louisiana, on Thursday, May 17, 2007, at 2:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1.	To elect the Board of Directors to serve until the next Annual Meeting of the stockholders and until their successors are duly elected and qualified.

2.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed April 6, 2007, as the record date for determining stockholders entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on April 6, 2007, are entitled to notice and to vote at the Meeting.
Your vote is important regardless of the number of shares you own. All stockholders are invited to attend the Meeting in person, but even if you do not plan to attend this Meeting, please mark, date, and sign the enclosed proxy and return it promptly in the enclosed stamped envelope. This proxy is solicited on behalf of the Board of Directors and may be revoked by written notice to the Secretary of the Bank at any time prior to exercise thereof.
We hope that you will be able to attend the Meeting, and if you do, you may vote your shares in person if you wish.

BY ORDER OF THE BOARD OF DIRECTORS

                            Collins Bonicard
                            Secretary
Hammond, Louisiana
April 20, 2007

FIRST GUARANTY BANK
Post Office Box 2009
Hammond, Louisiana  70404-2009

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 17, 2007

The following information is furnished in connection with the Meeting of Stockholders (the Meeting) of First Guaranty Bank (the Bank) to be held on Thursday, May 17, 2007, at 2:00 p.m., local time, in the Auditorium, second floor, First Guaranty Square, 400 East Thomas Street, Hammond, Louisiana, and any adjournment or postponement thereof. This proxy statement and the form of proxy will be first given or mailed to stockholders on approximately April 20, 2007.

SOLICITATION OF PROXIES

The enclosed proxy is being solicited by the Board of Directors of the Bank. The cost of soliciting the proxies in the form enclosed will be borne by the Bank. The directors, officers and employees of the Bank may, but without compensation other than their regular compensation, solicit proxies by telephone or personal interview. In addition, it is anticipated that banks, brokerage houses, and other institutions, nominees, and fiduciaries will be requested to forward the proxy materials to their principals and to obtain authorizations for the execution of proxies. The Bank shall, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to their principals. The anticipated cost of such expenses is expected to be minimal.

VOTING OF PROXIES

The Board of Directors of the Bank has fixed the close of business on April 6, 2007 as the record date for determining the stockholders entitled to notice of and to vote.  Accordingly, only holders of record as of that time and date are entitled to notice of and to vote.  At that time and date, the Bank had issued and outstanding 5,559,644 shares of $1 par value common stock, which comprise all of the Bank's outstanding voting securities. Each share of common stock is entitled to one vote.

All proxies in the form enclosed that are properly executed and returned to the Bank will be voted at the Meeting, and any adjournment thereof, as specified by the stockholders in the proxies. The proxy may be revoked at any time before it is exercised by giving written notice of revocation or if a proxy dated a later date is filed with the Secretary of the Bank at or before the Meeting. If a stockholder (other than a broker holding shares in street name) executes and returns the enclosed proxy but does not indicate the manner in which he desires one or more of his shares to be voted, the shares will be voted FOR the election of the nominees named under “Election of Directors” and FOR the other proposals described in this proxy statement.

The Board of Directors of the Bank is not aware of any business to be acted upon at the Meeting other than the matters described in this proxy statement. If, however, other proper matters are brought before the Meeting, or any adjournment or postponement thereof, the persons appointed as proxy holders will have discretion to vote or abstain from voting thereon according to their best judgment.

Should any nominee for director be unable or unwilling to serve, the proxy holders will have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

Directors will be elected by a plurality of votes cast. On any other matter that may properly come before the Meeting, the affirmative vote of the holders of a majority of the shares voted at the Meeting, in person or by proxy, will be required for the approval of any proposal submitted and considered at the Meeting.  Brokers holding shares for clients in street name are permitted, without receiving instructions from the client, to vote clients' shares on routine, non-controversial matters, but are not permitted to vote on non-routine matters. A vote that is not cast for this reason is a "broker non-vote". Express abstentions and broker non-votes made at the Meeting, in person or by proxy, will be counted toward a quorum but will have no effect with respect to the vote on matters considered at the meeting.

ELECTION OF DIRECTORS

The Board of Directors of the Bank has fixed the number of directors of the Bank at 19. The persons named on the Proxy will vote only for the 19 named nominees, except to the extent that authority to so vote is withheld as to one or more nominees. The persons elected as directors are to serve until the next Annual Stockholders Meeting or until their successors are duly elected and qualified.
The persons hereinafter named have been nominated by the Board of Directors for election as directors of the Bank. Each nominee's name, age, present positions with the Bank, if any, principal occupation, directorships in other public companies, and the year each first became a director of the Bank are set forth below.

The Board of Directors recommends a vote “FOR” all of the nominees listed below for election as directors.

Name	Age	Director Since	Title
Mary A. Allen	66	2003	Founder and co-owner of M. A. Allen Real Estate, Inc. since 1993.
F. Fanancy Anzalone, M.D.	71	1976	Engaged in the private practice of medicine since June 1960.
Anthony J. Berner, Jr.	54	1997	President of Pon Food Corp., a wholesale food distribution company, since 1984.
Collins Bonicard	77	1982	Secretary to the Bank’s board of directors since July 1993. Independent contractor and building inspector since July 1984.
Charles Brister	55	1996
President and owner of Brister’s Rental and Consulting from March 2006 to present.  President of Brister’s Design and
Manufacturing from 2002 to 2006 and chief executive officer and chairman of Brister Consultant and Investments since 1996. President and chief executive officer of Karts International, Inc. since January 1999, and a director of that company since March 1996.

Andrew Gasaway, Jr.	69	1978	President of Gasaway-Gasaway-Bankston, APAC (architects) since May 1973.
Daniel P. Harrington	51	1999
President of HTV Industries, Inc., a holding company with manufacturing operations and investments in various industries, since 1991.  Director of Churchill Downs Incorporated since 1998; director of Biopure Corporation since 1999; director of Portec Rail Products, Inc. since 1997; and director of First State Financial Corp. in Sarasota, Florida since March 2000.

Name	Age	Director Since	Title
William K. Hood	56	1977	President of Hood Automotive Group since 1977 and a director of Entergy Louisiana, Inc. since 1987.
Edwin L. Hoover, Jr.	62	1994	President of Encore Development Corporation, a real estate investment company, since January 1987.
Alton B. Lewis, Jr.	58	2001	Partner of the law firm of Cashe, Lewis, Coudrain & Sandage and its predecessor firm since January 1989.
Morgan S. Nalty	41	2001	Investment banking executive and partner of Johnson Rice & Co., LLC since 1994.
Daniel F. Packer, Jr.	59	2005
Chairman of the board of Entergy New Orleans since January 2007. President of Entergy New Orleans from 1996 to 2007 and its chief executive officer from 1998 to 2007.  Chairman of the New Orleans Aviation Board for the Louis Armstrong International Airport.  Member of the board of the Louisiana Community and Technical College System and a member of the board of trustees of Loyola University of New Orleans.

Marshall T. Reynolds	70	1993
Chairman of the Bank’s board of directors since May 1996 and a director since 1993.  Chairman of the board, president and chief executive officer since 1992 of Champion Industries, Inc., a holding company for commercial printing and office products companies.  Chairman of the board of Premier Financial Bancorp in Huntington, West Virginia since 1996.  Chairman of the board of Portec Rail Products, Inc. in Pittsburgh, Pennsylvania since December 1997, director of Summit State Bank in Santa Rosa, California since December 1998 and director of First State Financial Corp. in Sarasota, Florida since 1999.  From 1964 to present, president and manager of the Harrah and Reynolds Corporation (predecessor to Champion Industries, Inc.).  From 1983 to 1993, chairman of the board of Banc One, The West Virginia Corporation (formerly Key Centurion Bancshares, Inc.).  Mr. Reynolds has served as chairman of The United Way of the River Cities, Inc. and Boys and Girls Club of Huntington.

Nicholas A. Saladino	82	1987	Mayor of Town of Kentwood, Louisiana from 1974 to 1986. Currently retired.
Sam P. Scelfo, Jr.	57	1994	President of Gambino’s Bakeries and Caterers, Inc. since 1978.
Michael R. Sharp	59	2005
The Bank’s president and chief executive officer and director since January 2005 and the Bank’s senior vice president and senior commercial lender from December 1999 to January 2005.  President and chief executive officer of First Southwest Bank in Jennings, Louisiana from November 1997 to December 1999.

Name	Age	Director Since	Title
Edgar R. Smith, III	43	2007	President and Chairman of the board of Smitty’s Supply, Inc. (lubricants manufacturing and packaging) since 2001.
F. Jay Taylor	83	2001	Labor-management arbitrator since 1973 and a director of Pizza Inn, Inc. since 1993. President of Louisiana Tech University from 1962 to 1987.
Loy F. Weaver	64	2001
The Bank’s north Louisiana area president and director since January 2001. President of Woodlands Bancorp, Inc. and First Woodlands Bank from February 1999 to January 2001. City president of Bank One in Homer, Louisiana from 1996 to 1998.

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
Principal Stockholders

The following table sets forth certain information regarding the only persons who, on March 12, 2007 were known by the Bank to own beneficially more than 5% of any class of the outstanding stock of the Bank. Each beneficial owner exercises sole voting and investment power over the shares listed below except as disclosed in the accompanying footnotes. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the “Exchange Act”), each principal stockholder disclaims beneficial ownership of all shares owned by his spouse, a trust or business entity with which he is affiliated, or of which he acts as custodian.

Name of Beneficial Owner	$ Par Par Value	% of Class $1 Par

Daniel P. Harrington	346,883[1]	6.239%
30195 Chagrin Blvd, Ste 310-N
Pepper Pike, OH 44124

Douglas V. Reynolds[2]	325,157	5.849%
P.O. Box 4040
Huntington, WV 25729

Marshall T. Reynolds[3]	1,674,134	30.112%
P.O. Box 4040
Huntington, WV 25729

_____________________________________________________________________________________________________________________________________________

[1] Includes 337,732 shares owned by TVI Corp. of which Mr. Daniel P. Harrington is President and Director. The Board of Directors of TVI has voting and investment power over such shares. Also includes 5,552 shares owned by Brothers Capital Corp. over which Mr. Harrington has sole voting and investment power and 3,333 shares of which Mr. Harrington is a joint owner who has shared voting and investment power over such shares.

  2 Mr. Douglas V. Reynolds is the son of Marshall T. Reynolds.

3Mr. Marshall T. Reynolds is Chairman of the Board.  Includes 31,925 shares owned by R-P Investments, Inc. and 4,000 shares owned by Purple Cap, LLC, over all of which Mr. Reynolds has shared voting and investment power. Also includes 4,133 shares owned by Champion Leasing Corp., 5,333 shares owned by the Harrah & Reynolds Corporation and 5,000 shares owned by M. T. Reynolds Irrevocable Trust, over all of which Mr. Reynolds has sole voting and investment power. Also includes 8,333 shares owned by Mr. Reynolds’s wife who exercises sole voting and investments powers over such shares. Also, includes 112,000 shares owned by one of Mr. Reynolds’s sons (Jack Reynolds) who exercises sole voting and investment power over such shares.

Security Ownership of Directors, Nominees, and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of each class of the Bank's outstanding capital stock by each director, nominee for director and named executive officer of the Bank and by all directors and named executive officers of the Bank as a group as of March 12, 2007. Each director, nominee for director and named executive officer exercises sole voting and investment power over the shares listed below except as disclosed in the accompanying footnotes. Pursuant to Rule 13d-4 under the Exchange Act, each person listed below disclaims beneficial ownership of all shares owned by his or her spouse, a trust or a business entity with which he or she is affiliated, or of which he or she acts as custodian.
Name	Title	Number of Bank Shares Owned	Percent of Class
Marshall T. Reynolds [1,14]	Chairman of the Board of Directors	1,674,134	30.112%
Michael R. Sharp [2,14]	President and Chief Executive Officer and Director	25,053	0.451%
Loy F. Weaver [3,14]	North Louisiana Area President and Director	72,599	1.306%
Michele E. LoBianco [4,14]	Senior Vice President and Chief Financial Officer	2,489	0.045%
Barton J. Leader, Jr. [14]	Senior Vice President and Commercial Lending Division Head	5,347	0.096%
Michael F. Lofaso[15]	Senior Vice President and Chief Credit Officer	2,900	0.052%
Mary Ann Allen	Director	1,309	0.024%
F. Fanancy Anzalone, M.D.	Director	444	0.008%
Anthony J. Berner, Jr. [5]	Director	5,547	0.100%
Collins Bonicard [6]	Director	40,000	0.719%
Charles Brister [7]	Director	10,452	0.188%
Andrew Gasaway, Jr. [8]	Director	11,301	0.203%
Daniel P. Harrington [9]	Director	346,883	6.239%
William K. Hood [10]	Director	112,996	2.032%
Edwin L. Hoover, Jr.	Director	20,806	0.374%
Alton B. Lewis, Jr. [11]	Director	17,906	0.322%
Morgan S. Nalty	Director	20,699	0.372%
Daniel F. Packer, Jr. [12]	Director	266	0.005%
Nicholas A. Saladino [13]	Director	13,333	0.240%
Sam P. Scelfo, Jr.	Director	7,066	0.127%
Edgar R. Smith, III	Director	5,000	0.090%
F. Jay Taylor	Director	12,000	0.216%
All directors, nominee for director, and executive officers as a group (21 as a group)		2,405,630	43.269%

1   Includes 31,925 shares owned by R-P Investments, Inc. and 4,000 shares owned by Purple Cap, LLC, over all of which Mr. Reynolds has shared voting and investment power.  Also  includes 4,133 shares owned by Champion Leasing Corp., 5,333 shares owned by the Harrah & Reynolds Corporation and 5,000 shares owned by M. T. Reynolds Irrevocable Trust, over all of which Mr. Reynolds has sole voting and investment power. Also includes 8,333 shares owned by Mr. Reynolds’s wife who exercises sole voting and investment powers over such shares. Also includes 112,000 shares owned by one of Mr. Reynolds’s sons (Jack Reynolds) who exercises sole voting and investment powers over such shares.
 2  Includes 53 shares owned by Lakestar Land Company, owned by Mr. Sharp, as to which Mr. Sharp exercises sole voting and investment power
 3   Includes 3,733 shares owned by Mr. Weaver’s wife who exercises sole voting and investment power over such shares and 6,000 shares owned by DOSL as to which Mr. Weaver exercises sole voting and investment power over such shares.
 4. Includes 488 shares of which Mrs. LoBianco is a joint owner who has shared voting and investment power over such shares
 5  Includes 1,333 shares owned by Mr. Berner’s wife who exercises sole voting and investment power over such shares.
 6. Includes 40,000 shares of which Mr. Bonicard is a joint owner who has shared voting and investment power over such shares.
 7 Includes 2,000 shares owned by Mr. Brister’s wife who exercises sole voting and investment power over such shares. Also includes 5,119 shares of which Mr. Brister is a joint owner who has shared voting and investment power over such shares.
 8 Includes 1,383 shares owned by Mr. Gasaway’s wife who exercises sole voting and investment power over such shares.
 9  Included are 337,732 shares owned by TVI Corp. of which Mr. Daniel P. Harrington is President and Director. The Board of Directors of TVI has voting and investment power over such shares. Also included are 5,552 shares owned by Brothers Capital Corp. over which Mr. Harrington has sole voting and investment power and 3,333 shares of which Mr. Harrington is a joint owner who has shared voting and investment power over such shares.
10 Includes 484 shares of which Mr. Hood is a joint owner who has shared voting and investment power over such shares, 16,539 shares owned by Hood Investments, LLC and 13,834 shares owned by WKH Management, Inc. as to which Mr. Hood exercises sole voting and investment power.
11 Includes 200 shares of which Mr. Lewis is a joint owner who has shared voting and investment power over such shares.
12 Includes 266 shares of which Mr. Packer is a joint owner who has shared voting and investment power over such shares.
13 Includes 13,333 shares of which Mr. Saladino is a joint owner who has shared voting and investment power over such shares.
14 A named executive officer of the Bank.
15 In February 2007, Mr. Lofaso resigned as senior vice president and chief credit officer.

Change in Control Arrangements

 There are no arrangements known to the Bank (including any pledge of securities of the Bank by any person who owns beneficially more than 5% of any class of the outstanding stock of the Bank), the operation of which may at a subsequent date result in a change of control of the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

 The Bank is not aware of any instance during 2006 in which directors or officers of the Bank failed to make timely filings required by Section 16(a) of the Exchange Act. The Bank has relied on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

BOARD COMMITTEES AND MEETINGS

During 2006, the Bank’s Board of Directors had 12 standing committees: an Executive Committee, an Audit and Examination Committee, a Directors’ Loan Committee, a North Louisiana Loan Committee, a Dividend Committee, a Compensation Committee, an Investment Committee, a Trust Committee, a Nominating Committee, a Compliance Review Committee, an Incentive Stock Option Committee, and a Marketing Committee.

The members of the Executive Committee are Marshall T. Reynolds, Chairman, Collins Bonicard, Andrew Gasaway, Jr., William K. Hood, Alton B. Lewis and Sam P. Scelfo, Jr. Mr. Reynolds and Mr. Lewis are not independent directors within the meaning of Rule 4200 of The NASDAQ Stock Market, LLC. The functions of the Executive Committee include making recommendations to the Board of Directors concerning special projects or policies and exercising the powers of the full Board of Directors, subject to certain limitations, when it is determined that the nature of a particular situation makes it impractical or impossible to convene the full Board of Directors. Additionally, the Executive Committee fulfills the functions of the Bank’s Compensation Committee and in that capacity recommends to the full Board of Directors the compensation arrangements for senior management and directors and the adoption of compensation plans in which officers and directors are eligible to participate and the oversight of any such plans that are adopted by the Board of Directors.  The Executive Committee does not have a written charter.

The members of the Audit and Examination Committee are William K. Hood, Chairman, Anthony J. Berner, Jr., Collins Bonicard, Edwin L. Hoover, Jr. and Nicholas A. Saladino. The functions of the Bank's Audit and Examination Committee include selecting and hiring of the Bank's external auditor, serving as a channel of communication between the auditor and regulatory examiners and the Board of Directors, reviewing examinations of the Bank, reviewing the results of each external audit of the Bank, reviewing the Bank's annual financial statements, considering the adequacy of the Bank's internal financial controls, and attending to other matters relating to the appropriate auditing and accounting principles and practices to be used in the operation of the Bank in the preparation of its financial statements. This Committee also supervises the activities of the Internal Auditor and approves the annual program of work. The Audit and Examination Committee does not currently have an “audit committee financial expert” within the meaning of Item 401(h)(2) of SEC Regulation S-K and the Board has not identified any new director candidate who also meets the definition of a financial expert. Although none of the members of the committee qualifies for that designation under the rule, it is the judgment of the Board that the members of the committee are qualified directors to serve on the Audit and Examination Committee. All members of the Audit and Examination Committee are independent directors within the meaning of Rule 4200 of The NASDAQ Stock Market, LLC. The Audit and Examination Committee Charter is published on the Bank’s website at www.fgb.net.

The members of the Loan Committee are William K. Hood, Chairman, Anthony J. Berner, Jr., Collins Bonicard, Charles Brister, Andrew Gasaway, Jr., Edwin L. Hoover, Jr., Alton B. Lewis and Nicholas A. Saladino. The Loan Committee is charged with responsibilities that include reviewing all loan policies of the Bank, reviewing all credits, existing and proposed, in excess of $500,000, reviewing all problem and past due credits, and reviewing any exceptions made by Management to the Bank's loan policies.

The members of the North Louisiana Loan Committee are Loy F. Weaver, Chairman, Collins Bonicard, Andrew Gasaway, Jr., Sam P. Scelfo, Jr., F. Jay Taylor and the Advisory Board members. The members of the Advisory Board consist of Thomas D. Crump, Sr., Thomas D. Crump, Jr., Carrell G. Dowies, III, Phillip E. Fincher, John D. Gladney and
Britt L. Synco.  The North Louisiana Loan Committee helps to develop lending and marketing philosophies and provides insight into developments in the fields of agriculture, oil and gas production and other business activities.

The members of the Dividend Committee are Marshall T. Reynolds, Chairman, William K. Hood and Sam P. Scelfo, Jr. This Committee reviews financial performance and the condition of the Bank and determines whether to recommend to the Board of Directors that it declare dividends with respect to shares of the Bank's stock.

The members of the Investment Committee are Marshall T. Reynolds, Chairman, Collins Bonicard, Daniel P. Harrington, William K. Hood, Alton B. Lewis and Sam P. Scelfo, Jr. The function of this Committee includes setting and updating investment policies, monitoring the securities portfolio, and reviewing the current portfolio and market rates.

As of December 2006, there is only one member of the Trust Committee, Sam P. Scelfo, Jr.  The chairman position is vacant. The Trust Committee is responsible for reviewing and recommending to the Board the adoption of policies designed to assure adherence to the regulations of the State of Louisiana Office of Financial Institutions and to sound fiduciary principles, to review and report to the Board of Directors any deviations from accepted administrative policies, and monitor the continuing effectiveness of the administrative policies and performance of the limited trust functions.

The members of the Compliance Review Committee are William K. Hood, Chairman, Anthony J. Berner, Jr., Collins Bonicard, Edwin L. Hoover, Jr. and Nicholas A. Saladino. The function of this Committee includes monitoring compliance with the rules of all state, federal and local regulatory agencies.

The members of the Incentive Stock Option Committee are Marshall T. Reynolds, Chairman and William K. Hood. The Incentive Stock Option Committee is charged with the responsibility of administering any incentive stock option plan adopted by the Bank, including granting options to officers or employees and setting the expiration date of any options granted.  The Bank currently has no such plans in effect.

The members of the Marketing Committee are Sam P. Scelfo, Jr., Chairman, Charles Brister and Anthony J. Berner. This Committee is responsible for the planning and oversight of the Bank’s marketing strategies.

The members of the Nominating Committee are Marshall T. Reynolds, Chairman, William K. Hood and Alton B. Lewis. Mr. Reynolds and Mr. Lewis are not independent directors within the meaning of Rule 4200 of The NASDAQ Stock Market. Article 3, Section 3.6 of the Bank’s By-Laws functions as the Nominating Committee’s charter and provides that the Committee is responsible for recommending to the Board of Directors:

➢	The slate of nominees of directors to be elected by the stockholders and any directors to be elected by the Board;
➢	Appropriate action with respect to candidates for directorship proposed by the chief executive officer, stockholders or others;
➢	The directors to be selected for membership on the various Board committees;
➢	Individual directors to be designated as chairs of the various committees of the Board.

The Nominating Committee Charter is published on the Bank’s website at www.fgb.net. The Nominating Committee has adopted and published a policy on stockholder recommendations for director nominees. This policy is published on the Bank’s website at www.fgb.net. It is expected that the Nominating Committee will use the same process to evaluate potential candidates recommended by stockholders as it uses to evaluate any other potential candidate.  Stockholders wishing to propose a nominee to the committee should send written notice to Mr. Marshall T. Reynolds at the following address:  P. O. Box 2009, Hammond, LA 70404. The notice should include:

➢	The stockholder’s name and address;
➢
A representation that the stockholder is a holder of record or a beneficial owner (in which case evidence of such beneficial ownership must be submitted if requested by the Nominating Committee) of shares of the Bank as of the date of the notice, and the number of shares owned;

➢	The name, age, business and residence addresses, and principal occupation and experience of each proposed nominee;
➢
Such other information regarding each proposed nominee that the stockholder wishes the Nominating Committee to consider, and all information about the proposed nominee that is required to be included in a proxy statement under Regulation 14A under the 1934 Act;

➢	The consent of each proposed nominee to be named in the proxy statement if nominated and to serve as director of the Company if elected; and
➢
A representation signed by each proposed nominee that states that such proposed nominee meets all of the qualifications set forth in Article 2 of the Company’s bylaws, which requires that directors must own shares of the Bank with a value of the lesser of $5,000 of aggregate book value or $1,000 of aggregate par value (unless this requirement is waived by the Commissioner of Financial Institutions).

In evaluating director nominees, the Nominating Committee considers the following factors:

➢	The appropriate size of the Bank’s Board of Directors;
➢	The needs of the Bank with respect to the particular talents and experience of its directors;
➢	The knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service;
➢	Experience with accounting rules and practices;
➢	Appreciation of the relationship of the Bank’s business to the changing needs of society; and
➢	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating Committee’s goal is to assemble a Board of Directors that brings to the Bank a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the aforementioned, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem are in the best interest of the Bank and its stockholders. The Committee also believes it appropriate for certain key members of the Bank’s management to participate as members of the Board of Directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to serve an additional term. Current members of the Board who are willing to continue to serve as a member are considered for re-nomination. If any member of the Board does not wish to continue to serve on the Board or if the Nominating Committee or the Board decides not to re-nominate a member for re-election, the Nominating Committee may identify a new nominee or may elect to change the Bank’s By-Laws to change the fixed number of directors. Current Board members are polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. Although the Bank reserves the right, the Bank has not engaged third parties to identify, evaluate, or assist in identifying potential nominees.

The Bank’s By-Laws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Bank’s Annual Meeting of Stockholders. Those provisions are discussed in more detail in this proxy statement below under the heading “2007 Annual Meeting”.

The Bank has established a formal process by which stockholders may communicate with the Board of Directors. This process is published on the Bank’s website at www.fgb.net. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors and that appropriate responses are provided to stockholders in a timely manner.

During 2006, there were 17 meetings of the Bank's Board of Directors, 11 meetings of the Executive Committee, nine meetings of the Audit and Examination Committee, 53 meetings of the Loan Committee, 7 meetings of the North Louisiana Loan Committee and 12 meetings of the Investment Committee. The Dividend, Compensation, Trust, Nominating, Compliance Review, Incentive Stock Option and Marketing Committees did not meet during 2006. All of the Bank's directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees thereof on which they sit held during their term as Directors of the Bank except for the following: Mr. Harrington, Mr. Nalty and Mr. Packer who attended less than 75% of the Board of Directors meetings. Mr. Weaver, Mr. Bonicard, Mr. Gasaway, Mr. Scelfo and Mr. Taylor all attended less than 75% of the North Louisiana Loan Committee meetings. Mr. Harrington, Mr. Hood and Mr. Scelfo attended less than 75% of the Investment Committee meetings, and Mr. Scelfo attended less than 75% of the Executive Committee meetings. The Bank strongly encourages all members of the Board of Directors to attend the Annual Meeting of Shareholders each year. At the 2006 Annual Meeting, 16 of 18 Board members were present.

BOARD OF DIRECTORS INDEPENDENCE

The Board has determined that all members of the Board are “independent directors” within the meaning of Rule 4200 of The NASDAQ Stock Market except for Alton B. Lewis, Marshall T. Reynolds, Michael R. Sharp and Loy F. Weaver. The definition of an independent director can be found on the Bank’s website at www.fgb.net.

REPORT OF THE AUDIT AND EXAMINATION COMMITTEE

In fulfillment of the SEC’s requirement for disclosure in proxy materials relating to the functioning of Audit and Examination Committees, the Bank’s Audit and Examination Committee has prepared the following report for inclusion in this Proxy Statement.

The Audit and Examination Committee’s general role is to assist the Board of Directors in fulfilling its responsibility of overseeing the Bank’s financial reporting and audit process. The Audit and Examination Committee is governed by a written charter and by the Bank’s by-laws, which specify, among other things, the scope of the Committee’s responsibilities and how those responsibilities are performed.

Each member of the Audit and Examination Committee is independent under the definition of “Independent Director” set forth in Rule 4200(a)(15) of The NASDQ Stock Market.

The Audit and Examination Committee engaged the firm of Castaing, Hussey & Lolan, LLC, New Iberia, Louisiana as the Bank’s independent outside auditors for the year 2006.

In performance of its obligations, the Audit and Examination Committee has reviewed and discussed the Bank’s audited financial statements with management and its independent auditors, Castaing, Hussey & Lolan, LLC, and has discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit and Examination Committees.” In addition, the Audit and Examination Committee received from the auditors written disclosures and the letter regarding the auditors’ independence required by Independence Standards Board, Standard No. 1, “Independence Discussion with Audit and Examination Committees,” and discussed with the auditors their independence.

Based on the above-mentioned review and discussions, the Audit and Examination recommended to the Bank’s Board of Directors that the Bank’s audited financial statements be included in the Bank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the FDIC.

William K. Hood, Chairman of Audit and Examination Committee
Anthony J. Berner, Jr., Committee Member
Collins Bonicard, Committee Member
Edwin L. Hoover, Jr., Committee Member
Nicholas A. Saladino, Committee Member

Audit Fees and Other Matters

Castaing, Hussey & Lolan, LLC provided audit services to the Bank consisting of the annual audit of the Bank’s 2006 and 2005 consolidated financial statements contained in the Bank’s Annual Reports on Form 10-K and review of the financial statements contained in the Bank’s Quarterly Reports on Form 10-Q for 2006. Castaing, Hussey & Lolan, LLC did not provide any services related to the financial information systems design/implementation or internal audit outsourcing to the Bank during 2006 or 2005.

Fee Category	Fiscal Year 2006	Percentage of Total	Fiscal Year 2005	Percentage of Total
Audit Fees	90,900	70%	92,900	69%
Audit-Related Fees	24,987	19%	27,387	20%
Tax Fees	14,800	11%	15,100	11%
Total Fees	130.687	100%	135,387	100%

Audit Fees. These are fees related to professional services rendered in connection with the audit of the Bank’s annual financial statements, reviews of the financial statements included in each of the Bank’s Quarterly Reports on Form 10-Q and accounting consultations that relate to the audited financial statements which are necessary to comply with generally accepted auditing standards.

Audit-Related Fees. These fees consisted primarily of audits of employee benefit plans, specific internal control process reviews and consultations regarding accounting and financial reporting.

Tax Fees. These are fees billed for professional services related to tax compliance, tax advice and tax planning, including the preparation and filing of tax returns.

Internal Auditor

The Bank employs three Internal Auditors to fulfill all internal audit functions. The Audit and Examination Committee adopted an Internal Audit Charter in 2005 and approved the annual work program of the Internal Auditor.  The Audit and Examination Committee meets with the Internal Auditors on a quarterly basis, at a minimum. During 2006, the Audit and Examination Committee met with the Internal Auditors nine times.

Policy on Audit and Examination Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit and Examination Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit and Examination Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit and Examination Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All audit, audit related and tax fees were pre-approved by the Chairman of the Audit and Examination Committee before services were rendered.

DIRECTORS’ COMPENSATION
Annual Compensation

Directors of the Bank who are not also full-time employees of the Bank (all directors except Mr. Sharp and Mr. Weaver) received $400 for each regular or special Board of Directors meeting attended. Directors of the Bank who are not full-time employees of the Bank and are members of a Directors' Committee also receive $125 for each committee meeting attended. For 2007, the amount paid for each regular or special board meeting attended was increased to $500.  No other payments are made to the Bank’s directors for benefits, perquisites or compensation of any other kind. The Board of Directors sets director fees upon the recommendation of the Executive Committee.

Directors Compensation
Director Name	Fees Earned or Paid in Cash

Mary Ann Allen	5,756
F. Fanancy Anzalone, M.D.	5,600
Anthony J. Berner, Jr.	13,950
Collins Bonicard	16,725
Charles Brister	12,843
Andrew Gasaway, Jr.	13,075
Daniel P. Harrington	5,025
William K. Hood	15,725
Edwin L. Hoover, Jr.	12,850
Alton B. Lewis, Jr.	15,725
Morgan S. Nalty	5,200
Daniel F. Packer, Jr.	3,200
Marshall T. Reynolds	8,450
Nicholas A. Saladino	12,481
Sam P. Scelfo, Jr.	7,325
Michael R. Sharp[1]	-
Edgar R. Smith, III[2]	-
F. Jay Taylor	5,200
Loy F. Weaver[1]	-

___________________________________________________________________________________________

1This Director is also an employee of the Bank; therefore no director compensation is paid.
2This Director did not become a board member until February 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Disclosure and Analysis (“CD&A”) gives an overview and analysis of the Bank’s compensation program and policies, the material compensation decisions made under those programs and policies, and the material factors that were considered in making those decisions. In this proxy statement, under the heading “Executive Compensation Tables”, is specific information about the compensation earned or paid in 2006 to Michael R. Sharp, the President and Chief Executive Officer, Loy F. Weaver, the North Louisiana Area President, Michele E. LoBianco, Senior Vice President and Chief Financial Officer, Michael F. Lofaso, Senior Vice President and Chief Credit Officer, and Barton J. Leader, Jr., Senior Vice President and Commercial Lending Division Officer, referred to as our “named executive officers.”

Compensation Committee Process

The Executive Committee fulfills the functions of the Compensation Committee and in that capacity reviews and sets annually the salaries and bonuses of the executive officers of the Bank. In making salary and bonus decisions, the Executive Committee considers past and current performance of those executive officers, the Bank’s performance and current market conditions.

The Compensation Committee has the authority to delegate to any person or persons it chooses, including the committee chairman or executive officers of the Bank, the authority to review and set the compensation of the President, other executive officers, or other employees.  The Chairman of the Compensation Committee, alone, at his option, is also granted the authority to delegate to any person this same authority. In 2006, the Compensation Committee reviewed and set the compensation for all executive officers. The Bank did not hire an outside consulting firm to determine or recommend the amount or forms of any compensation in 2006.

Objectives of Executive Compensation Program

The objectives of the executive compensation program covering the named executive officers are as follows:

➢	Motivate and retain executives demonstrating superior performance and exceptional talent, which in turn creates long term value for our stockholders;
➢	Reward executives for financial performance; and
➢	Provide a competitive package relative to peer group banks.

Components of Executive Officer Compensation

Named executive officers receive a combination of base salary and annual cash bonus, in addition to other various benefits.  Base salaries are paid in order to provide executive officers with sufficient, regularly-paid income and to attract, recruit and retain executives with the knowledge, skills and abilities necessary to successfully execute their job duties and responsibilities.  The performance of the Bank’s executive officers in managing the Bank, when considered in light of general economic and specific company, industry and competitive conditions, is the basis for determining their overall compensation.

The Executive Committee, fulfilling the duties of the Compensation Committee, determined all compensation for each named executive officer for 2006.  Compensation is paid based on the named executive officers’ individual and departmental performance, as well as the overall performance of the Bank.  In assessing the performance of the Bank for the purpose of compensation decisions, numerous factors were considered, including earnings during the past year relative to budget plans, asset growth, business plans for the future direction of the Bank, and safety and soundness of the Bank.  Salaries paid by other financial institutions in the Bank’s geographic market area, with similar asset size, are also considered. An assessment of each individual executive’s performance is based on the executive’s responsibilities and a determination of the executive’s contribution to the performance of the Bank and the accomplishment of the Bank’s strategic goals.

Base Salary.  Base salary is generally established by an individual’s performance, potential, responsibilities, promotions, other compensation and peer group compensation levels. In assessing performance for purposes of establishing base salaries, a mechanical formula is not used, but instead the factors described above are weighted as deemed appropriate in the circumstances.

The base salary for the Chief Executive Officer for 2006 was based on the factors above, including the current financial performance of the Bank as measured by earnings, asset growth, and overall financial soundness.  Additional considerations were the CEO’s leadership in setting high standards for financial performance, motivating management, continued involvement in community affairs, and the satisfaction with the management of the Bank.

Bonuses.  Bonuses are discretionary and are generally granted to named executive officers based on the extent to which the Bank achieves annual performance objectives as established by the Compensation Committee. Bonuses are determined by the Committee after an end of year assessment of the Bank’s performance. The performance criteria used by the Committee to determine the bonuses are not established until the end of the year and are not necessarily communicated to the officers. Bank performance objectives may include net income, return on average assets (“ROAA”) and return on average equity (“ROAE”) goals. ROAA measures management’s overall effectiveness at managing and investing the Bank’s assets. ROAA is calculated by dividing net income by average total assets.  ROAE measures the net after-tax return provided to the Bank’s shareholders. ROAE is calculated by dividing net income by average total equity.

Section 401(k) Profit Sharing Plan (“401(k) plan”). The Bank’s executive officers and most other employees are eligible to participate in the 401(k) plan. The 401(k) rewards and motivates all employees, including the named executive officers, and the Bank’s annual matching contributions to the plan create an incentive for continued employment.

The 401(k) plan covers employees meeting certain eligibility requirements as to minimum age and years of service.  Employees may make voluntary contributions to the 401(k) plan through payroll deductions on a pre-tax basis. The Bank’s contributions are subject to a vesting schedule requiring the completion of five years of service with the Bank, before these benefits are fully vested. The vested portion of a participant’s account under the 401(k) plan, together with investment earnings thereon, is normally distributable, following retirement, death, disability or other termination of employment, in a single lump-sum payment.

All eligible employees, including executive officers, may contribute up to 20% of their gross salary to the plan each year subject to federal limits. The Bank matches dollars up to the first six percent of the employee’s annual contribution. The maximum employee contribution for 2006 was $15,000 plus an additional $5,000 contribution for participants over 50 years of age.  These maximums are subject to additional limitations as stated in the Internal Revenue Code. The Bank’s match is tiered based on the Bank’s return on average assets. The Bank’s stock is not offered as an investment option in the 401(k) plan.

Employee Stock Ownership Plan (“ESOP”). The ESOP aligns the interests of management with those of the Bank’s stockholders and in turn contributes to long-term stockholder value by putting more stock into the hands of the employees. The ESOP is effective in motivating employees and provides important retirement benefits with attractive tax advantages upon retirement.  The ESOP covers employees meeting certain eligibility requirements as to minimum age and years of service. An employee must be a participant for three years from enrollment before he or she is 100% vested. Based on its earnings, the Bank may make discretionary contributions to the ESOP. The vested portion of a participant’s account under the ESOP plan, together with investment earnings thereon, is normally distributable, following retirement, death, disability or other termination of employment, in a single lump-sum payment.

Perquisites and Other Benefits.  The Executive Committee, fulfilling the duties of the Compensation Committee, believes that offering certain perquisites helps in the operation of the business as well as assists the Bank to recruit and retain key executives. The Bank offers health, life and disability insurance, and in some cases, car allowance and country club memberships to our executive management. The latter payments foster the executive’s involvement in the community and contribute to the Bank’s business development efforts. The Bank also pays vacation and holidays.

Other. The Bank did not offer, grant or have outstanding any of the following in 2006: stock awards, option awards, non-equity incentive plan compensation, pension plans and nonqualified deferred compensation.

Compensation Committee Report On Executive Compensation

The Executive Committee, fulfilling the functions of the Compensation Committee, has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, recommended to the Bank’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the FDIC. The members of the Executive Committee are listed below:

Marshall T. Reynolds, Chairman                                                     Collins Bonicard
Andrew Gasaway, Jr.                                                                         William K. Hood
Alton B. Lewis                                                                                     Sam P. Scelfo, Jr.

Compensation of Executive Officers

The following table sets forth, on an accrual basis, the aggregate cash and non-cash compensation paid by the Bank during the last three fiscal years to the Bank’s Chief Executive Officer and the other Executive Officers who received compensation in excess of $100,000 during the fiscal years ended December 31, 2006, 2005, and 2004.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus[1]	All Other Compensation[2]	Total

Michael R. Sharp	2006	135,000	12,592	11,481	159,074
President and	2005	128,050	12,592	8,676	149,318
Chief Executive Office	2004	83,034	11,693	5,196	99,923

Loy F. Weaver	2006	125,000	12,400	35,178	172,579
Area President, North Louisiana	2005	119,583	12,400	33,831	165,814
	2004	115,000	12,208	34,629	161,837

Michele E. LoBianco	2006	109,459	12,170	9,420	131,048
Senior Vice President and	2005	108,000	12,074	8,910	128,984
Chief Financial Officer	2004	104,334	12,074	9,358	125,766

Barton J. Leader, Jr.	2006	100,833	12,112	2,319	115,264
Senior Vice President and	2005	30,000	11,728	351	42,079
Commercial Lending Division Officer	2004	-	-	-	-

Michael F. Lofaso[3]	2006	101,840	12,016	8,283	122,140
Senior Vice President and	2005	91,736	11,885	7,671	111,292
Chief Credit Officer	2004	83,243	11,693	7,787	102,723

1) Includes distributions under the company-wide annual bonus which equaled one week’s base salary.
(2)Includes excess group life insurance coverage, employer matching contributions to 401(k) savings plan, and ESOP contributions. Also includes split-dollar life insurance coverage, country club dues and car allowance for Mr. Weaver. Includes employer matching contributions to 401(k) savings plans in the amounts of $4,428, $2,290, and $1,680 for Mr. Sharp, $4,122, $3,900, and $5,724 for Mr. Weaver, $3,649, $3,602, and $5,238 for Mrs. LoBianco, $1,188, $0, and $0 for Mr. Leader, and  $3,023, $3,109, and $4,274 for Mr. Lofaso for the years ended 2006, 2005 and 2004, respectively. Also included are employer ESOP contributions in the amounts of $5,090, 4,331, and $2,179 for Mr. Sharp, $5,242, $4,491, and $3,108 for Mr. Weaver, $4,193, $3,693, and $2,564 for Mrs. LoBianco, $0, $0, and $0 for Mr. Leader and $3,921, $3,187, and $2,183 for Mr. Lofaso for the years ended 2006, 2005 and 2004, respectively.  The amounts shown for Mr. Weaver include a car allowance totaling $8,524, $8,400, and $8,400 each of the years ended 2006, 2005 and 2004. Also includes amounts for Mr. Weaver’s country club dues totaling $2,138, $1,747, and $2,184 during each of the years ended 2006, 2005 and 2004. Also included are premiums paid for excess group life insurance coverage for Mr. Sharp in the amounts of $1,963, $2,055 and $1,340, Mr. Weaver in the amounts of $2,773, $2,913 and $2,833, Mrs. LoBianco in the amounts of $1,578, $1,615, and $1,556 Mr. Lofaso in the amounts of $1,339, $1,376 and $1,330 and Mr. Leader in the amounts of $1,130, $351 and $0 for the years ended 2006, 2005 and 2004, respectively.  Also included for Mr. Weaver are premiums paid for split-dollar life insurance coverage in the amount of $12,380 for the years ended 2006, 2005 and 2004.
(3) In February 2007, Mr. Lofaso resigned as senior vice president and chief credit officer.

2007 Compensation Modifications

In 2007, the Compensation Committee approved a base salary of $145,000 for the President and Chief Executive Officer. There were no other compensation changes for any other executive officer.

Tax and Accounting Considerations

The Bank evaluates the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on the Bank. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements.

Stock Ownership Requirements

The Bank encourages directors and executive officers to purchase stock. The Bank has not adopted formal stock ownership requirements for our executive officers, but all non-employee directors are required to own, in their own right, unpledged shares of the Bank (or of a bank holding company, of which the Bank is a subsidiary) an aggregate book value of at least $5,000 or an aggregate par value of $1,000, whichever is less (unless this requirement is waived by the Commissioner of Financial Institutions). See the “Security Ownership of Directors, Nominees and Executive Officers” section in this proxy statement.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Bank had no employment contracts, termination of employment or change in control arrangements as of December 31, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Executive Committee, which fulfills the functions of the Bank’s Compensation Committee, are Marshall T. Reynolds, Chairman, Collins Bonicard, William K. Hood, Andrew Gasaway, Jr., Alton Lewis, and Sam P. Scelfo, Jr. No member is or was an officer or employee of the Bank.

During the year ended 2006, the Bank paid approximately $633,000 for printing services and supplies and office furniture and equipment to Champion Graphic Communications (or subsidiary companies of Champion Industries, Inc.), of which Mr. Marshall T. Reynolds, the Chairman of the Bank’s Board of Directors, is President, Chief Executive Officer, Chairman of the Board of Directors, and holder of 41.5% of the capital stock; approximately $896,000 to participate in the Champion Industries, Inc. employee medical benefit plan; and approximately $134,000 to Sabre Transportation, Inc. for travel expenses of the Chairman and other directors. These expenses include, but are not limited to the utilization of an aircraft, fuel, air crew, ramp fees and other expenses attendant to the Bank’s use. The Harrah and Reynolds Corporation, of which Mr. Reynolds is President and Chief Executive Officer and sole shareholder, has a 99% ownership interest in Sabre Transportation, Inc.

During the year ended 2006, the Bank engaged the services of Cashe, Lewis, Coudrain and Sandage, attorneys-at-law, of which Mr. Alton Lewis is a partner, to represent the Bank with certain legal matters. Mr. Lewis has a 25% ownership interest in the law firm. The fees paid by the Bank for these legal services totaled $291,000. Mr. Lewis is a member of the Board of Directors of the Bank.

TRANSACTIONS WITH RELATED PARTIES

The Bank is engaged, and expects to engage in the future, in banking transactions in the ordinary course of business with directors, officers, principal stockholders, and their associates and/or immediate family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to the Bank and that do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank has no formal policy for the review and approval of related party transactions.

At February 22, 2007, the aggregate amount of extensions of credit to directors, executive officers, principal stockholders, and their associates, as a group was $17.0 million (excluding $2.8 million, or 23.4% of total equity capital, in loan participations purchased from affiliated institutions), or approximately 28.0% of total equity capital.

During the year ended 2006, the Bank paid approximately $633,000 for printing services and supplies and office furniture and equipment to Champion Graphic Communications (or subsidiary companies of Champion Industries, Inc.), of which Mr. Marshall T. Reynolds, the Chairman of the Bank’s Board of Directors, is President, Chief Executive Officer, Chairman of the Board of Directors, and holder of 41.5% of the capital stock; approximately $896,000 to participate in the Champion Industries, Inc. employee medical benefit plan; and approximately $134,000 to Sabre Transportation, Inc. for travel expenses of the Chairman and other directors. These expenses include, but are not limited to the utilization of an aircraft, fuel, air crew, ramp fees and other expenses attendant to the Bank’s use. The Harrah and Reynolds Corporation, of which Mr. Reynolds is President and Chief Executive Officer and sole shareholder, has a 99% ownership interest in Sabre Transportation, Inc.

During the year ended 2006, the Bank engaged the services of Cashe, Lewis, Coudrain and Sandage attorneys-at-law, of which Mr. Alton Lewis is a partner, to represent the Bank with certain legal matters. Mr. Lewis has a 25% ownership interest in the law firm.  The fees paid by the Bank for these legal services totaled $291,000. Mr. Lewis is a member of the Board of Directors of the Bank.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The firm of Castaing, Hussey & Lolan, LLC serves as the Bank’s independent accountant. The Bank's financial statements for the years ended December 31, 2004, 2005, and 2006 were audited by the firm of Castaing, Hussey & Lolan, LLC. Representatives of Castaing, Hussey & Lolan, LLC are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee anticipates that the accounting firm of Castaing, Hussey & Lolan, LLC will be appointed as independent auditors for the Bank's financial statements for the year ending December 31, 2007.

STOCKHOLDER PROPOSALS

2007 Annual Meeting

The deadline for submission of stockholder proposals to be presented at the Meeting but not included in the proxy materials for that Meeting is April 17, 2007. Under the Bank’s By-Laws, a stockholder seeking to submit such a proposal must have furnished on or before that date (but no earlier than February 16, 2007) certain specified information in writing about the matters proposed to be brought before the Meeting and about the stockholder submitting the proposal to the Secretary of the Bank at 400 East Thomas Street, Hammond, Louisiana, 70401.

Stockholders may nominate persons for election to the Board of Directors at an annual or special meeting of stockholders in accordance with the procedures set forth in the Bank’s By-Laws. Under those procedures, stockholders must give notice of the nomination in writing to the Secretary of the Bank not fewer than 45 days nor more than 90 days before the meeting, unless fewer than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, in which case notice by the stockholder must be received at the principal executive offices of the Bank no later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed. The stockholder’s notice must include certain information about the nominee and about the stockholder making the nomination as specified in the Bank’s By-Laws.

2008 Annual Meeting

The deadline for submission of stockholder proposals to be considered for inclusion in the proxy materials relating to the 2008 Annual Meeting is December 21, 2007.

Stockholder proposals to be presented at the 2008 Meeting, but not included in the proxy materials for that Meeting, must be submitted not less than 30 or more than 90 days before the date of the Meeting (or within 10 days of the date of notice or prior public disclosure of the date of the Meeting, if such notice or disclosure is given or made less than 40 days before the date of the Meeting). Under the Bank’s By-Laws, a stockholder must furnish certain specified information in writing about the matters proposed to be brought before the Meeting and about the stockholder submitting the proposal and must be addressed to the Secretary of the Bank at 400 East Thomas Street, Hammond, Louisiana, 70401.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the Meeting other than those mentioned above. However, if any other matters are properly brought before the Meeting, or any adjournment of postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

Code of Ethics

The Bank has adopted a Code of Ethics that applies to all Bank employees as well as all members of the Bank’s Board of Directors. The Bank also has adopted a Code of Ethics related to financial reporting that applies to certain executive officers, the internal auditor and the Chairman of the Board of Directors. Both Codes of Ethics are available on the Bank’s website at www.fgb.net.

Form 10-K

Upon written request by any stockholder who makes a good faith representation that he or she is a stockholder of the Bank as of April 6, 2007 and entitled to vote at the Meeting, the Bank will provide a copy of the Bank's 2006 Annual Report on Form 10-K filed with the FDIC, including statements, schedules, and exhibits thereto. Such requests should be addressed to Michele E. LoBianco, Senior Vice President and Chief Financial Officer, First Guaranty Bank, Post Office Box 2009, Hammond, Louisiana 70404-2009.

By Order of the Board of Directors

                            /s/Collins Bonicard
                            Collins Bonicard
                            Secretary
                                                            Hammond, Louisiana
                                                            April 20, 2007